Exhibit 99.1

Virtu Announces Fourth Quarter and Full Year 2015 Results

NEW YORK, NY, February 4, 2016 — Virtu Financial, Inc. (NASDAQ: VIRT) a leading technology-enabled market maker and liquidity provider to the global financial markets, which priced its initial public offering on April 15, 2015, today reported results for the fourth quarter ended December 31, 2015.

Fourth Quarter and Full Year Selected Results

Fourth Quarter 2015:

•                  Net Income of $42.9 million; Adjusted Net Income* of $52.7 million, which excludes IPO related adjustments

•                  Normalized Adjusted EPS* of $0.27; GAAP Basic and Diluted EPS of $0.22

•                  Adjusted Net Trading Income* of $107.8 million

•                  Adjusted EBITDA* of $71.9 million; Adjusted EBITDA Margin* of 64.9%

•                  Quarterly cash dividend of $0.24 per share payable on March 15, 2016

Full Year 2015:

•                  Net Income of $197.5 million; Adjusted Net Income* of $272.8 million, which excludes IPO related adjustments

•                  Adjusted Net Trading Income* of $500.7 million

•                  Adjusted EBITDA* of $352.4 million; Adjusted EBITDA Margin* of 68.9%

* Non-GAAP financial measures. Please see “Non-GAAP Financial Measures and Other Items” for more information.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on March 15, 2016 to shareholders of record as of March 1, 2016.

“2015 was a seminal year in Virtu’s history. We completed our Initial Public Offering in April. We ended the year with our company present on more than 230 unique venues in 35 countries. Although fourth quarter volumes and volatility trailed the pace set in the third quarter, we began 2016 in a very strong fashion and have benefitted from the sustained elevated volatility and volume levels seen in January,” said Douglas Cifu, Chief Executive Officer of Virtu Financial.

GAAP Financial Results

Total revenues decreased 17.2% to $176.9 million for this quarter, compared to $213.5 million for the same period in 2014. Trading income, net, decreased 18.3% to $166.9 million for this quarter, compared to $204.4 million for the same period in 2014. Net income decreased 37.7% to $42.9 million for this quarter, compared to $68.9 million for the same period in 2014.

GAAP Basic and Diluted EPS for this quarter were $0.22.

Historical quarterly results from first quarter 2014 to date are available at http://ir.virtu.com.

Business Performance

For the fourth quarter of 2015, Adjusted Net Trading Income decreased 18.0% to $107.8 million for this quarter, compared to $131.5 million for the same period in 2014. Adjusted Net Income decreased 30.6% to $52.7 million for this quarter, compared to $75.9 million for the same period in 2014. Adjusted EBITDA decreased 23.8% to $71.9 million for this quarter, compared to $94.3 million for the same period in 2014. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $0.27 for this quarter.

For the full year 2015, Adjusted Net Trading Income increased 15.1% to $500.7 million, compared to $435.0 million in 2014. Adjusted Net Income increased 20.4% to $272.8 million for the full year 2015, compared to $226.5 million in 2014. Adjusted EBITDA increased 20.9% to $352.4 million for the full year 2015, compared to $291.4 million in 2014. Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxation, Normalized Adjusted EPS was $1.35 for this year.

Since our inception, we have sought to broadly diversify our market making across securities, asset classes and  geographies, and as a result, for the quarter ended December 31, 2015, we achieved a diverse mix of Adjusted Net Trading Income results, with no one category constituting more than 31.0% of our total Adjusted Net Trading Income. Average daily Adjusted Net Trading Income was approximately $1.685 million for this quarter compared to $2.055 million for the same period in the previous year. For the full year 2015, no single category constituted more than 27.1% of our total Adjusted Net Trading Income and our average daily Adjusted Net Trading Income was approximately $1.987 million compared to $1.726 million for the previous year.

As of December 31, 2015, Virtu was connected to more than 230 unique market venues in 35 countries and makes markets in over 12,000 financial instruments.

The following tables show our Adjusted Net Trading Income, average daily Adjusted Net Trading Income and percentage of Adjusted Net Trading Income by category for the three months ended December 31, 2015 and 2014, and years ended December 31, 2015 and 2014, respectively.

	Three Months Ended December 31,
	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Adjusted Net Trading Income:
Category
Americas Equities	$33,384	31.0%	$35,280	26.8%	-5.4%
EMEA Equities	12,555	11.6%	13,321	10.1%	-5.8%
APAC Equities	11,035	10.2%	9,515	7.2%	16.0%
Global Commodities	22,102	20.5%	25,235	19.2%	-12.4%
Global Currencies	20,346	18.9%	39,136	29.8%	-48.0%
Options, Fixed Income and Other	7,109	6.6%	14,490	11.0%	-50.9%
Unallocated(1)	1,279	1.2%	(5,468)	-4.1%	NM
Total Adjusted Net Trading Income	$107,810	100.0%	$131,509	100.0%	-18.0%

	Three Months Ended December 31,
	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Average Daily Adjusted Net Trading Income:
Category
Americas Equities	$522	31.0%	$551	26.8%	-5.4%
EMEA Equities	196	11.6%	208	10.1%	-5.8%
APAC Equities	173	10.2%	149	7.2%	16.0%
Global Commodities	346	20.5%	394	19.2%	-12.4%
Global Currencies	318	18.9%	612	29.8%	-48.0%
Options, Fixed Income and Other	111	6.6%	226	11.0%	-50.9%
Unallocated(1)	19	1.2%	(85)	-4.1%	NM
Total Adjusted Net Trading Income	$1,685	100.0%	$2,055	100.0%	-18.0%

	Three Months Ended December 31,
	2015	2014	% Change
Selected Market Metrics:
US Equities Average Daily Volume, in millions(2)	7,050	7,004	0.7%
EU Equities Average Daily Volume, in millions(2)	5,547	5,796	-4.3%
TSE Equities Average Daily Volume, in millions(3)	2,482	2,919	-15.0%
CME Average Daily Energy Contracts(4)	2,032,222	1,796,769	13.1%
CME Average Daily FX Contracts(4)	779,324	957,384	-18.6%
OCC Average Daily Volume, in millions(5)	16.0	17.8	-10.1%
VIX (Average)(6)	17.03	16.08	5.9%
VIX (High)(6)	24.39	26.25	-7.1%
VIX (Low)(6)	14.15	11.82	19.7%
Trading Days (US)(7)	64	64

	Years Ended December 31,
	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Adjusted Net Trading Income:
Category
Americas Equities	$135,662	27.1%	$113,402	26.1%	19.6%
EMEA Equities	58,568	11.7%	51,604	11.9%	13.5%
APAC Equities	44,910	9.0%	29,965	6.9%	49.9%
Global Commodities	112,616	22.5%	93,083	21.4%	21.0%
Global Currencies	110,493	22.1%	109,693	25.2%	0.7%
Options, Fixed Income and Other	32,020	6.4%	42,321	9.7%	-24.3%
Unallocated(1)	6,430	1.2%	(5,043)	-1.2%	NM
Total Adjusted Net Trading Income	$500,699	100.0%	$435,025	100.0%	15.1%

	Years Ended December 31,
	2015	% of Total	2014	% of Total	% Change
	(in thousands, except percentages)
Average Daily Adjusted Net Trading Income:
Category
Americas Equities	$538	27.1%	$450	26.1%	19.6%
EMEA Equities	232	11.7%	205	11.9%	13.5%
APAC Equities	178	9.0%	119	6.9%	49.9%
Global Commodities	447	22.5%	369	21.4%	21.0%
Global Currencies	439	22.1%	435	25.2%	0.7%
Options, Fixed Income and Other	127	6.4%	168	9.7%	-24.3%
Unallocated(1)	26	1.2%	(20)	-1.2%	NM
Total Adjusted Net Trading Income	$1,987	100.0%	$1,726	100.0%	15.1%

	Years Ended December 31,
	2015	2014	% Change
Selected Market Metrics:
US Equities Average Daily Volume, in millions(2)	6,912	6,415	7.7%
EU Equities Average Daily Volume, in millions(2)	5,859	5,470	7.1%
TSE Equities Average Daily Volume, in millions(3)	2,691	2,667	0.9%
CME Average Daily Energy Contracts(4)	1,968,661	1,628,819	20.9%
CME Average Daily FX Contracts(4)	869,232	802,089	8.4%
OCC Average Daily Volume, in millions(5)	16.4	16.9	-3.0%
VIX (Average)(6)	16.68	14.18	17.6%
VIX (High)(6)	40.74	26.25	55.2%
VIX (Low)(6)	11.95	10.32	15.8%
Trading Days (US)(7)	252	252

(1)         Under our methodology for recording ‘‘trading income, net’’ in our condensed consolidated statements of comprehensive income, we recognize revenues based on the exit price of assets in accordance with applicable U.S. GAAP rules, and when we calculate Adjusted Net Trading Income for corresponding reporting periods, we start with trading income, net. By contrast, when we calculate Adjusted Net Trading Income by category, we recognize revenues on a daily basis, and as a result prices used in recognizing revenues may differ.  Because we provide liquidity on a global basis, across asset classes and time zones, the timing of any particular daily Adjusted Net Trading Income calculation can effectively defer or accelerate revenue from one day to another or one reporting period to another, as the case may be. We do not allocate any resulting differences based on the timing of revenue recognition.

(2)         Source: BATS

(3)         Source: Tokyo Stock Exchange

(4)         Source: Chicago Mercantile Exchange Group

(5)         Source: Options Clearing Corporation

(6)         Source: Chicago Board Options Exchange

(7)         Based on NYSE/NASDAQ trading calendar

Financial Condition

As of December 31, 2015, Virtu had $163.2 million in cash and cash equivalents, and total long-term debt outstanding in an aggregate principal amount of $499.8 million.  The increase in cash and cash equivalents from prior periods is primarily due to the net proceeds contributed to Virtu Financial LLC as a result of the Initial Public Offering.

Virtu’s headcount was 148 full-time employees as of December 31, 2015.

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:

•                  “Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange and clearance fees, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our market making activities.

•                  “Adjusted Net Income”, which measures our operating performance by adjusting Net Income to exclude amortization of purchased intangibles and acquired capitalized software, severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, equipment write-off, acquisition related retention bonus, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation awards at IPO.

•                  “EBITDA”, which measures our operating performance by adjusting Net Income to exclude financing interest expense on senior secured credit facility, depreciation and amortization, amortization of purchased intangibles and acquired capitalized software, equipment write-off and income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, reserve for legal matter, transaction advisory fees and expenses, termination of office leases, acquisition related retention bonus, share based compensation, charges related to share based compensation at IPO, 2015 Management Incentive Plan, and charges related to share based compensation at IPO.

•                  “Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items including IPO related adjustments and other non-cash items, assuming that all vested and unvested Virtu Financial LLC units have been exchanged for Class A Common Stock, and applying a corporate tax rate of 35.5%.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains covenants and other tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted Net Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of Adjusted Net Trading Income, Adjusted Net Income, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Adjusted Net Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•                  they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;

•                  our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;

•                  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•                  they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, Adjusted Net Income, EBITDA, Adjusted EBITDA and Normalized Adjusted Net Income along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include operating income (loss), Net Income (loss), cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Virtu Financial, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Revenues:
Trading income, net	$166,901	$204,351	$757,455	$685,150
Interest and dividends income	7,114	6,636	28,136	27,923
Technology services	2,889	2,561	10,622	9,980
Total revenues	176,904	213,548	796,213	723,053

Operating Expenses:
Brokerage, exchange and clearance fees, net	53,016	66,833	232,469	230,965
Communication and data processing	17,046	18,279	68,647	68,847
Employee compensation and payroll taxes	21,219	20,895	88,026	84,531
Interest and dividends expense	13,189	12,645	52,423	47,083
Operations and administrative	5,974	4,557	23,263	21,074
Depreciation and amortization	7,600	7,927	31,909	30,441
Amortization of purchased intangibles and acquired capitalized software	53	52	211	211
Acquisition related retention bonus	—	—	—	2,639
Termination of office leases	—	—	2,729	849
Initial public offering fees and expenses	—	—	—	8,961
Transaction advisory fees and expenses	—	3,000	—	3,000
Reserve for legal matter	5,440	—	5,440	—
Equipment write-off	—	—	1,719	—
Charges related to share based compensation at IPO	(1,098)	—	44,194	—
Financing interest expense on senior secured credit facility	7,188	7,780	29,254	30,894
Total operating expenses	129,627	141,968	580,284	529,495

Income before income taxes and non-controlling interest	47,277	71,580	215,929	193,558
Provision for income taxes	4,337	2,672	18,439	3,501
Net income	$42,940	$68,908	$197,490	$190,057

Non-controlling interest	(34,834)		(176,603)

Net income available for common stockholders	$8,106		$20,887

Earnings per share:
Basic	$0.22		$0.60
Diluted	$0.22		$0.59

Weighted average common shares outstanding
Basic	36,168,177		34,964,312
Diluted	36,689,572		35,339,585

Comprehensive income:
Net income	$42,940	$68,908	$197,490	$190,057
Other comprehensive income (loss)
Foreign exchange translation adjustment, net of taxes	(1,304)	(1,042)	(4,254)	(5,032)

Comprehensive income	$41,636	$67,866	$193,236	$185,025
Less: Comprehensive income attributable to noncontrolling interests	(33,873)		(172,267)
Comprehensive income available for common stockholders	$7,763		$20,969

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted Net Trading Income, and selected Operating Margins.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands, except percentages)
Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$166,901	$204,351	$757,455	$685,150
Interest and dividends income	7,114	6,636	28,136	27,923
Brokerage, exchange and clearance fees, net	(53,016)	(66,833)	(232,469)	(230,965)
Interest and dividends expense	(13,189)	(12,645)	(52,423)	(47,083)

Adjusted Net Trading Income	$107,810	$131,509	$500,699	$435,025

Reconciliation of Net Income to Adjusted Net Income
Net income	$42,940	$68,908	$197,490	$190,057
Amortization of purchased intangibles and acquired capitalized software	53	52	211	211
Severance	420	2,742	1,065	4,786
Reserve for legal matter	5,440	—	5,440	—
Initial public offering fees and expenses	—	—	—	8,961
Transaction advisory fees and expenses	—	—	—	3,000
Termination of office leases	—	—	2,729	849
Equipment write-off	—	—	1,719	—
Acquisition related retention bonus	—	—	—	2,639
Share based compensation	3,295	4,170	15,202	16,033
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,693	—	4,710	—
Charges related to share based compensation awards at IPO	(1,098)	—	44,194	—

Adjusted Net Income	$52,743	$75,872	$272,760	$226,536

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$42,940	$68,908	$197,490	$190,057
Financing interest expense on senior secured credit facility	7,188	7,780	29,254	30,894
Debt issue cost related to debt re-financing	—	—	—	—
Depreciation and amortization	7,600	7,927	31,909	30,441
Amortization of purchased intangibles and acquired capitalized software	53	52	211	211
Equipment write-off	—	—	1,719	—
Provision for income taxes	4,337	2,672	18,439	3,501

EBITDA	$62,118	$87,339	$279,022	$255,104

Severance	420	2,742	1,065	4,786
Reserve for legal matter	5,440	—	5,440	—
Initial public offering fees and expenses	—	—	—	8,961
Transaction advisory fees and expenses	—	—	—	3,000
Termination of office leases	—	—	2,729	849
Acquisition related retention bonus	—	—	—	2,639
Share based compensation	3,295	4,170	15,202	16,033
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,693	—	4,710	—
Charges related to share based compensation awards at IPO	(1,098)	—	44,194	—

Adjusted EBITDA	$71,868	$94,251	$352,362	$291,372

Selected Operating Margins
Net Income Margin(1)	38.8%	51.4%	38.6%	42.7%
Adjusted Net Income Margin(2)	47.6%	56.6%	53.3%	50.9%
EBITDA Margin(3)	56.1%	65.1%	54.6%	57.3%
Adjusted EBITDA Margin(4)	64.9%	70.3%	68.9%	65.5%

(1) Calculated by dividing net income by the sum of Adjusted Net Trading Income and technology services revenue.

(2) Calculated by dividing Adjusted Net Income by the sum of Adjusted Net Trading Income and technology services revenue.

(3) Calculated by dividing EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

(4) Calculated by dividing Adjusted EBITDA by the sum of Adjusted Net Trading Income and technology services revenue.

Virtu Financial, Inc. and Subsidiaries

Reconciliation to Non-GAAP Operating Data (Unaudited)

(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income and Normalized Adjusted Net Income per share.

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(in thousands, except share and per share data)
Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$42,940	$68,908	$197,490	$190,057
Provision for income taxes	4,337	2,672	18,439	3,501

Income before income taxes	$47,277	$71,580	$215,929	$193,558

Amortization of purchased intangibles and acquired capitalized software	53	52	211	211
Severance	420	2,742	1,065	4,786
Reserve for legal matter	5,440	—	5,440	—
Initial public offering fees and expenses	—	—	—	8,961
Transaction advisory fees and expenses	—	—	—	3,000
Termination of office leases	—	—	2,729	849
Equipment write-off	—	—	1,719	—
Acquisition related retention bonus	—	—	—	2,639
Share based compensation	3,295	4,170	15,202	16,033
Charges related to share based compensation at IPO, 2015 Management Incentive Plan	1,693	—	4,710	—
Charges related to share based compensation awards at IPO	(1,098)	—	44,194	—

Normalized Adjusted Net Income before income taxes	$57,080	$78,544	$291,199	$230,037

Normalized provision for income taxes(1)	20,263	27,883	103,376	81,663

Normalized Adjusted Net Income	$36,817	$50,661	$187,823	$148,374

Adjusted shares outstanding(2)	138,918,476	138,447,359	138,772,354	138,447,359

Normalized Adjusted Net Income per share	$0.27	$0.37	$1.35	$1.07

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 35.5%.

(2) Assumes that (1) holders of all vested and unvested Virtu Financial LLC Units (together with corresponding shares of Class C common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class A common stock on a one-for-one basis,  (2) holders of all Virtu Financial LLC Units (together with corresponding shares of Class D common stock), have exercised their right to exchange such Virtu Financial LLC Units for shares of Class B common stock on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Includes 521,395 and 375,273 additional shares from dilutive impact of options and RSU’s outstanding under the 2015 MIP during the three months and year ended December 31, 2015, respectively.

Virtu Financial, Inc. and Subsidiaries

Condensed Consolidated Statements of Financial Condition (Unaudited)

	December 31,	December 31,
	2015	2014
	(in thousands, except share data)
Assets
Cash and cash equivalents	$163,235	$75,864
Securities borrowed	453,296	484,934
Securities purchased under agreements to resell	14,981	31,463
Receivables from broker-dealers and clearing organizations	493,093	387,652
Trading assets, at fair value	1,338,661	1,544,308
Property, equipment and capitalized software, net	37,501	44,644
Goodwill	715,379	715,379
Intangibles (net of accumulated amortization)	1,203	1,414
Deferred taxes	187,010	—
Other assets	45,575	33,800

Total assets	$3,449,934	$3,319,458

Liabilities, redeemable interest and equity
Liabilities
Short-term borrowings	$45,000	$—
Securities loaned	524,603	497,862
Securities sold under agreements to repurchase	—	2,006
Payables to broker-dealers and clearing organizations	543,002	686,203
Trading liabilities, at fair value	980,696	1,037,634
Tax receivable agreement obligations	218,399	—
Accounts payable and accrued expenses and other liabilities	86,776	93,331
Senior secured credit facility, net	493,589	495,724

Total liabilities	$2,892,065	$2,812,760

Class A-1 redeemable membership interest	—	294,433

Total equity	557,869	212,265

Total liabilities, redeemable interest and equity	$3,449,934	$3,319,458

	As of December 31, 2015
	Interests	%
Ownership of Virtu Financial LLC Interests:
Virtu Financial, Inc. - Class A Common Stock	37,803,165	27.3%
Non-controlling Interests (Virtu Financial LLC)	100,593,916	72.7%

Total Virtu Financial LLC Interests	138,397,081	100.0%

Conference Call Information

Douglas Cifu, Chief Executive Officer, and Joseph Molluso, Chief Financial Officer, will host a conference call to discuss the Company’s financial results and outlook on Thursday, February 4, 2016, at 8:00 a.m. Eastern Time. To access the conference call, please dial (855) 645-0552 (U.S.) or (720) 634-9067 (international). The Company will also host a live audio Webcast of the conference call on the Investor Relations section of the Company’s website at http://ir.virtu.com/events.cfm. The Webcast will also be archived on http://ir.virtu.com/events.cfm for 90 days following the announcement.

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 12,000 securities and other financial instruments on more than 230 unique exchanges, markets and liquidity pools in 35 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns.

Cautionary Note Regarding Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

CONTACT

Investor Relations

Andrew Smith

Virtu Financial, Inc.

(212) 418-0195

investor_relations@virtu.com

Media Relations

media@virtu.com